Exhibit 99.1

SPX Technologies Reports Second Quarter 2023 Results

Q2 GAAP EPS of $0.82; Adjusted EPS* of $1.06
Raising Full-Year 2023 Adjusted EPS* Guidance to Range of $4.15-4.30

CHARLOTTE, N.C., August 2, 2023 (GLOBE NEWSWIRE) -- SPX Technologies, Inc. (NYSE:SPXC) (“SPX”, the “Company”, “we” or “our”) today reported results for the second quarter ended July 1, 2023.

Gene Lowe, President and CEO, remarked, “I am very pleased with our Q2 and year-to-date results, which were driven by overall strong demand and execution. Our HVAC Cooling platform, in particular, continued to achieve strong performance facilitated by our investments in efficiency and continuous improvement, and benefited from a high level of backlog and more stable labor and supply chain conditions.”

Mr. Lowe continued, “Considering our strong year-to-date results and outlook, we are raising our full-year 2023 guidance for Adjusted EPS* to a range of $4.15-$4.30, reflecting year-over-year growth at the midpoint of approximately 36%.”

Mr. Lowe further commented, “With a strong backlog, solid order trends, and outstanding operational performance in our plants, I feel confident in our ability to achieve our updated guidance and to continue progressing toward our ‘SPX 2025’ target of $5 per share of Adjusted EPS*.”

Second Quarter 2023 Overview:

For the second quarter of 2023, the company reported revenue of $423.3 million and operating income of $51.3 million, compared with revenue of $354.0 million and operating income of $27.2 million in the second quarter of 2022. Diluted income per share from continuing operations in the second quarter of 2023 was $0.82, compared with $0.41 in the second quarter of 2022.

Adjusted operating income* was $69.4 million, compared with $42.2 million in the second quarter of 2022. Adjusted earnings per share* in the second quarter of 2023 was $1.06, compared with $0.71 in the second quarter of 2022. Adjusted operating income* and Adjusted earnings per share* exclude amortization expense, and acquisition and strategic transformation-related costs, among other items.

Second Quarter and Year-to-Date Financial Comparisons:

($ millions)	Q2 2023	Q2 2022	2023 YTD	2022 YTD
Revenue	$423.3	$354.0	$823.1	$661.1
Consolidated operating income	51.3	27.2	101.1	38.6
Income from continuing operations	38.3	19.1	77.4	32.1

Consolidated segment income*	84.4	56.1	158.8	95.7
Adjusted operating income*	69.4	42.2	127.7	67.3

* Non-GAAP financial measure. See attached schedules for reconciliation of each historical non-GAAP measure to the respective most comparable GAAP financial measure.

HVAC Segment

Revenue for the second quarter of 2023 was $269.0 million, compared with $218.7 million in the second quarter of 2022, an increase of 23.0%, including a 15.0% increase in organic revenue, a 8.6% increase from the acquisitions of TAMCO and ASPEQ, and a 0.6% unfavorable impact related to the translation effect of currency fluctuation. The organic increase in revenue was associated with price increases, and volume increases resulting from greater plant throughput and more stable labor and supply chain environments.

Segment income in the second quarter of 2023 was $55.2 million, or 20.5% of revenue. This compares with segment income of $28.3 million, or 12.9% of revenue in the second quarter of 2022. The increase in segment income and 760 basis points increase in segment income margin were primarily due to price increases and greater absorption of manufacturing costs resulting from the higher volumes and more stable labor and supply chain environments.

Detection & Measurement Segment

Revenue for the second quarter of 2023 was $154.3 million, compared with $135.3 million in the second quarter of 2022, an increase of 14.0%. This increase, all of which was organic, was primarily due to the execution of large projects within the communication technologies, transportation and aids to navigation businesses.

Segment income for the second quarter of 2023 was $29.2 million, or 18.9% of revenue. This compares with segment income of $27.8 million, or 20.5% of revenue in the second quarter of 2022. The increase in segment income was due to the higher revenue noted above. The decrease of 160 basis points in segment income margin was primarily due to less favorable sales mix resulting from the higher volume of large project revenues.

Financial Update: As of July 1, 2023, SPX Technologies had total outstanding debt of $675.6 million and total cash of $95.6 million. During the second quarter of 2023, SPX’s net operating cash flow from continuing operations totaled $73.8 million. Capital expenditures for continuing operations for the second quarter of 2023 were $4.7 million.

2023 Guidance Update:

SPX is updating full-year 2023 guidance, and is now targeting consolidated revenue of approximately $1.72-$1.75 billion ($1.68-$1.72 billion prior), an adjusted operating income margin* of approximately 16.00%-16.25% (15.00%-15.75% prior), and adjusted earnings per share* in a range of $4.15-$4.30 ($3.90-$4.05 prior).

Segment and company performance is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	$1,125-$1,145 million ($1,110-$1,130 million prior)	~20% (18.0%-19.0% prior)
Detection & Measurement	$590-$605 million ($570-$590 million prior)	~20% (20.50%-21.50% prior)
Total SPX	$1.72-$1.76 billion ($1.68-$1.72 billion prior)	~20% (18.75%-19.75% prior)

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended July 1, 2023 with the Securities and Exchange Commission on or before August 10, 2023. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX Technologies will host a conference call at 4:45 p.m. (EDT) today to discuss second quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Call Access: To access the call by phone, please go to this link
https://register.vevent.com/register/BId6ac9e388ea7423cb9d1e2d994018d6d and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at www.spx.com.

Upcoming Investor Events: Company management plans to conduct virtual meetings with investors during the third quarter of 2023 and the company will also be participating virtually in the Seaport Annual Summer Conference on August 23rd and the Jefferies Industrial Conference in New York on September 6th.

About SPX Technologies, Inc.: SPX Technologies, Inc. is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Technologies, Inc. has more than 4,000 employees in 15 countries. SPX Technologies, Inc. is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

Non-GAAP Financial Information: This press release contains certain non-GAAP financial measures, including total segment income, adjusted operating income, adjusted income from continuing operations before income taxes, adjusted income from continuing operations, adjusted earnings per share from continuing operations (or, adjusted EPS) and organic revenue growth. These non-GAAP financial measures do not provide investors with an accurate measure of, and should not be used as a substitute for, the comparable financial measures as determined in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company believes these non-GAAP financial measures, when read in conjunction with the comparable GAAP financial measures, give investors a useful tool to assess and understand the Company’s overall financial performance, because they exclude items of income or expense that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of operations of the Company. Additionally, the Company’s management uses these non-GAAP financial measures as measures of the Company’s performance. The Company acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Refer to the tables included in this press release for the components of each of the non-GAAP financial measures, and for the reconciliations of historical non-GAAP financial measures to their respective comparable GAAP measures. Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes changes in the number of shares outstanding; impacts from future acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the second quarter, the impact of foreign exchange rate changes subsequent to the end of the second quarter, and environmental and litigation charges.

Forward Looking Statements: Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: cyclical changes and specific industry events in the Company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials and/or commodities that cannot be recovered in product pricing; the impact of competition on profit margins and the Company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; the uncertainty of claims resolution with respect to the large power projects in South Africa, as well as claims with respect to, environmental and other contingent liabilities; the impact of climate change and any legal or regulatory actions taken in response there to; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the Company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; the impact of the pandemic and governmental and other actions taken in response; domestic economic, political, legal, accounting and business developments adversely affecting the Company’s business, including regulatory changes; changes in worldwide economic conditions; uncertainties with respect to SPX Technologies’ ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of any announced acquisition or disposition transactions, including with respect to integrating acquisitions and achieving cost savings or other benefits from acquisitions; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX Technologies disclaims any responsibility to update or revise such statements, except as required by law.

SOURCE SPX Technologies, Inc.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Garrett Roelofs, Assistant Manager, Investor Relations
Phone: 980-474-3806
E-mail: spx.investor@spx.com
Source: SPX Technologies, Inc.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022

Revenues	$423.3	$354.0	$823.1	$661.1
Costs and expenses:
Cost of products sold	259.7	229.4	509.6	432.5
Selling, general and administrative	100.8	88.3	194.6	172.5
Intangible amortization	11.5	7.1	17.8	16.4
Special charges, net	—	0.1	—	0.1
Other operating expense, net	—	1.9	—	1.0
Operating income	51.3	27.2	101.1	38.6

Other income (expense), net	—	(1.7)	2.5	4.8
Interest expense	(5.4)	(2.3)	(7.8)	(4.7)
Interest income	0.2	0.3	0.7	0.4
Income from continuing operations before income taxes	46.1	23.5	96.5	39.1
Income tax provision	(7.8)	(4.4)	(19.1)	(7.0)
Income from continuing operations	38.3	19.1	77.4	32.1

Income (loss) from discontinued operations, net of tax	—	—	—	—
Gain (loss) on disposition of discontinued operations, net of tax	(2.3)	(6.1)	1.4	(7.7)
Income (loss) from discontinued operations, net of tax	(2.3)	(6.1)	1.4	(7.7)

Net income	$36.0	$13.0	$78.8	$24.4

Basic income per share of common stock:
Income from continuing operations	$0.84	$0.42	$1.70	$0.71
Income (loss) from discontinued operations, net of tax	(0.05)	(0.13)	0.03	(0.17)
Net income per share	$0.79	$0.29	$1.73	$0.54

Weighted-average number of common shares outstanding — basic	45.533	45.444	45.457	45.500

Diluted income per share of common stock:
Income from continuing operations	$0.82	$0.41	$1.66	$0.69
Income (loss) from discontinued operations, net of tax	(0.05)	(0.13)	0.03	(0.16)
Net income per share	$0.77	$0.28	$1.69	$0.53

Weighted-average number of common shares outstanding — diluted	46.627	46.289	46.500	46.370

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	July 1, 2023	December 31, 2022
ASSETS
Current assets:
Cash and equivalents	$87.1	$147.8
Accounts receivable, net	281.5	263.5
Contract assets	36.5	23.9
Inventories, net	299.6	244.0
Other current assets	34.3	41.9
Total current assets	739.0	721.1
Property, plant and equipment:
Land	17.2	13.9
Buildings and leasehold improvements	73.3	63.7
Machinery and equipment	253.3	233.4
	343.8	311.0
Accumulated depreciation	(209.1)	(201.1)
Property, plant and equipment, net	134.7	109.9
Goodwill	679.9	455.3
Intangibles, net	705.6	401.6
Other assets	195.1	197.4
Deferred income taxes	3.1	2.7
Assets of DBT and Heat Transfer	44.2	42.9
TOTAL ASSETS	$2,501.6	$1,930.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$131.0	$124.5
Contract liabilities	71.0	52.8
Accrued expenses	131.2	148.0
Income taxes payable	13.9	4.7
Short-term debt	132.0	1.8
Current maturities of long-term debt	10.5	2.0
Total current liabilities	489.6	333.8

Long-term debt	533.1	243.0
Deferred and other income taxes	75.7	34.8
Other long-term liabilities	202.9	208.3
Liabilities of DBT and Heat Transfer	27.7	31.8
Total long-term liabilities	839.4	517.9

Stockholders' equity:
Common stock	0.5	0.5
Paid-in capital	1,341.5	1,338.3
Retained earnings (deficit)	27.2	(51.6)
Accumulated other comprehensive income	262.5	257.5
Common stock in treasury	(459.1)	(465.5)
Total stockholders' equity	1,172.6	1,079.2
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,501.6	$1,930.9

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended				Six months ended
	July 1, 2023	July 2, 2022	Δ	%/bps	July 1, 2023	July 2, 2022	Δ	%/bps
HVAC reportable segment

Revenues	$269.0	$218.7	$50.3	23.0%	$520.6	$411.8	$108.8	26.4%
Gross profit	99.1	63.8	35.3		187.4	118.7	68.7
Selling, general and administrative expense	43.9	35.5	8.4		84.5	69.8	14.7
Income	$55.2	$28.3	$26.9	95.1%	$102.9	$48.9	$54.0	110.4%
as a percent of revenues	20.5%	12.9%		760bps	19.8%	11.9%		790bps

Detection & Measurement reportable segment

Revenues	$154.3	$135.3	$19.0	14.0%	$302.5	$249.3	$53.2	21.3%
Gross profit	65.6	61.7	3.9		127.2	110.9	16.3
Selling, general and administrative expense	36.4	33.9	2.5		71.3	64.1	7.2
Income	$29.2	$27.8	$1.4	5.0%	$55.9	$46.8	$9.1	19.4%
as a percent of revenues	18.9%	20.5%		-160bps	18.5%	18.8%		-30bps

Consolidated Revenues	$423.3	$354.0	$69.3	19.6%	$823.1	$661.1	$162.0	24.5%
Consolidated Operating Income	51.3	27.2	24.1	88.6%	101.1	38.6	62.5	161.9%
as a percent of revenues	12.1%	7.7%		440bps	12.3%	5.8%		650bps
Consolidated Segment Income	84.4	56.1	28.3	50.4%	158.8	95.7	63.1	65.9%
as a percent of revenues	19.9%	15.8%		410bps	19.3%	14.5%		480bps

Consolidated operating income	$51.3	$27.2	$24.1		$101.1	$38.6	$62.5
Exclude:
Corporate expense	16.6	16.4	0.2		31.2	33.0	(1.8)
Acquisition-related and other costs (1)	1.5	0.9	0.6		2.1	1.0	1.1
Long-term incentive compensation expense	3.5	2.5	1.0		6.6	5.6	1.0
Amortization of intangible assets (2)	11.5	7.1	4.4		17.8	16.4	1.4
Special charges, net	—	0.1	(0.1)		—	0.1	(0.1)
Other operating expense, net	—	1.9	(1.9)		—	1.0	(1.0)
Consolidated segment income	$84.4	$56.1	$28.3	50.4%	$158.8	$95.7	$63.1	65.9%
as a percent of revenues	19.9%	15.8%		410bps	19.3%	14.5%		480bps

(1) Represents certain acquisition-related costs incurred of $1.5 and $2.1 during the three and six months ended July 1, 2023, respectively, and $0.9 and $1.0 during the three and six months ended July 2, 2022, respectively, including additional “Cost of products sold” related to the step-up of inventory (to fair value) acquired in connection with the ASPEQ acquisition of $1.1 during the three and six months ended July 1, 2023 and the ITL acquisition of $0.9 and $1.0 during the three and six months ended July 2, 2022, respectively.

(2) Represents amortization expense associated with acquired intangible assets.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Six months ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Cash flows from (used in) operating activities:
Net income	$36.0	$13.0	$78.8	$24.4
Less: Gain (loss) from discontinued operations, net of tax	(2.3)	(6.1)	1.4	(7.7)
Income from continuing operations	38.3	19.1	77.4	32.1
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	—	0.1	—	0.1
Gain on change in fair value of equity security	—	—	(3.6)	(4.4)
Deferred and other income taxes	(6.9)	(13.3)	(10.4)	(9.0)
Depreciation and amortization	16.0	11.6	26.7	25.6
Pension and other employee benefits	2.2	4.7	5.7	6.3
Long-term incentive compensation	3.5	2.5	6.6	5.6
Other, net	(1.5)	0.4	(3.0)	1.0
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	20.0	(15.4)	4.9	(5.0)
Inventories	(5.8)	(19.3)	(27.0)	(44.9)
Accounts payable, accrued expenses and other	8.0	(25.1)	(2.7)	(90.6)
Cash spending on restructuring actions	—	(0.2)	—	(0.3)
Net cash from (used in) continuing operations	73.8	(34.9)	74.6	(83.5)
Net cash used in discontinued operations	(1.8)	(4.4)	(7.0)	(13.0)
Net cash from (used in) operating activities	72.0	(39.3)	67.6	(96.5)

Cash flows from (used in) investing activities:
Proceeds related to company-owned life insurance policies, net	0.9	1.6	1.0	1.6
Business acquisitions, net of cash acquired	(547.1)	0.4	(547.1)	(41.4)
Capital expenditures	(4.7)	(3.9)	(8.7)	(6.0)
Net cash used in continuing operations	(550.9)	(1.9)	(554.8)	(45.8)
Net cash used in discontinued operations	—	—	—	(13.9)
Net cash used in investing activities	(550.9)	(1.9)	(554.8)	(59.7)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	800.0	—	820.0	—
Repayments under senior credit facilities	(420.0)	(3.2)	(420.0)	(6.3)
Borrowings under trade receivables arrangement	14.0	—	61.0	—
Repayments under trade receivables arrangement	(31.0)	—	(31.0)	—
Net repayments under other financing arrangements	(0.1)	—	(0.1)	(0.2)
Payment of contingent consideration	—	—	—	(1.3)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	1.7	1.2	(2.4)	(5.2)
Financing Fees Paid	(1.3)	—	(1.3)	—
Repurchases of common stock	—	(33.7)	—	(33.7)
Net cash from (used in) continuing operations	363.3	(35.7)	426.2	(46.7)
Net cash from discontinued operations	—	0.7	—	0.3
Net cash from (used in) financing activities	363.3	(35.0)	426.2	(46.4)
Change in cash and equivalents due to changes in foreign currency exchange rates	(1.5)	1.9	(0.5)	1.8
Net change in cash and equivalents	(117.1)	(74.3)	(61.5)	(200.8)
Consolidated cash and equivalents, beginning of period	212.7	269.5	157.1	396.0
Consolidated cash and equivalents, end of period	$95.6	$195.2	$95.6	$195.2

	Six months ended
	July 1, 2023	July 2, 2022
Components of cash and equivalents:
Cash and equivalents	$87.1	$189.8
Cash and equivalents included in assets of DBT and Heat Transfer	8.5	5.4
Total cash and equivalents	$95.6	$195.2

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Six months ended
	July 1, 2023
Beginning cash and equivalents	$157.1
Cash from continuing operations	74.6
Capital expenditures	(8.7)
Business acquisitions, net of cash acquired	(547.1)
Proceeds from company-owned life insurance policies, net	1.0
Borrowings under senior credit facilities	820.0
Repayments under senior credit facilities	(420.0)
Borrowings under trade receivables agreement	61.0
Repayments under trade receivables arrangement	(31.0)
Net repayments under other financing arrangements	(0.1)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(2.4)
Financing fees paid	(1.3)
Cash used in discontinued operations	(7.0)
Change in cash due to changes in foreign currency exchange rates	(0.5)
Ending cash and equivalents	$95.6

	Debt at				Debt at
	December 31, 2022	Borrowings	Repayments	Other	July 1, 2023
Revolving loans	$—	$520.0	$(420.0)	$—	$100.0
Term loans	245.0	300.0	—	—	545.0
Trade receivables financing arrangement	—	61.0	(31.0)	—	30.0
Other indebtedness	2.5	0.2	(0.3)	0.1	2.5
Less: Deferred financing costs associated with the term loans	(0.7)	—	—	(1.2)	(1.9)
Totals	$246.8	$881.2	$(451.3)	$(1.1)	$675.6

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT REPORTABLE SEGMENTS
(Unaudited)

	Three months ended July 1, 2023
	HVAC	Detection & Measurement
Net Revenue Growth	23.0%	14.0%

Exclude: Foreign Currency	(0.6)%	—%

Exclude: Acquisitions	8.6%	—%

Organic Revenue Growth	15.0%	14.0%

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED OPERATING INCOME
(Unaudited; in millions)

	Three months ended		Six months ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Operating income	$51.3	$27.2	$101.1	$38.6

Include - TSA Income (1)	0.1	0.9	0.2	1.8

Exclude:
Acquisition-related and other costs (2)	(6.5)	(5.1)	(8.6)	(9.5)

Other operating expense (3)	—	(1.9)	—	(1.0)

Amortization expense (4)	(11.5)	(7.1)	(17.8)	(16.4)

Adjusted operating income	$69.4	$42.2	$127.7	$67.3
as a percent of revenues	16.4%	11.9%	15.5%	10.2%

(1) Represents transition services income related to the Asbestos Portfolio Sale for the three and six months ended July 1, 2023 and the Transformer Solutions disposition for the three and six months ended July 2, 2022. Amounts recorded in non-operating income for U.S. GAAP purposes. The Asbestos Portfolio Sale and Transformer Solutions disposition are described in the Company’s most recent Form 10-K.

(2) For the three and six months ended July 1, 2023, represents (i) acquisition and strategic/transformation related costs of $5.0 and $6.5, respectively, (ii) certain integration costs of $0.4 and $1.0, respectively, and (iii) an inventory step-up charge of $1.1 related to the ASPEQ acquisition. For the three and six months ended July 2, 2022, represents (i) acquisition and strategic/transformation related costs of $4.0 and $8.1, respectively, (ii) costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes of $0.2 and $0.4, respectively, and (iii) inventory step-up charges of $0.9 and $1.0, respectively, related to our ITL acquisition.

(3) For the three and six months ended July 2, 2022, represents (i) a gain of $0.4 and $1.3, respectively, related to a revision of the liability associated with contingent consideration on a recent acquisition and (ii) a charge of $2.3 related to revisions of recorded liabilities for asbestos-related claims.

(4) Represents amortization expense associated with acquired intangible assets.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended July 1, 2023
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$84.4	$—	$84.4
Corporate expense (1)	(16.6)	5.1	(11.5)
Acquisition-related costs (2)	(1.5)	1.5	—
Long-term incentive compensation expense	(3.5)	—	(3.5)
Amortization of intangible assets (3)	(11.5)	11.5	—
Operating income	51.3	18.1	69.4

Other income, net (4)	—	1.2	1.2
Interest expense, net	(5.2)	—	(5.2)
Income from continuing operations before income taxes	46.1	19.3	65.4
Income tax provision (5)	(7.8)	(8.1)	(15.9)
Income from continuing operations	38.3	11.2	49.5

Diluted shares outstanding	46.627		46.627

Earnings per share from continuing operations	$0.82		$1.06

(1) Adjustment represents the removal of acquisition and strategic/transformation related expenses ($5.0) and a reclassification of transition services income ($0.1) from “Other income, net.”

(2) Adjustment represents the removal of (i) an inventory step-up charge of $1.1 related to the ASPEQ acquisition and (ii) integration costs of $0.4 within the HVAC reportable segment.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $4.3 and $7.2 within the Detection & Measurement and HVAC reportable segments, respectively.

(4) Adjustment represents the removal of (i) non-service pension and postretirement charges of $1.2, (ii) the reclassification of income related to a transition services agreement ($0.1) to “Corporate expense,” and (iii) the removal of a charge related to the Asbestos Portfolio Sale ($0.1).

(5) Adjustment primarily represents the tax impact of items (1) through (4) above and the removal of certain discrete income tax benefits that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended July 2, 2022
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$56.1	$—	$56.1
Corporate expense (1)	(16.4)	5.1	(11.3)
Acquisition-related costs (2)	(0.9)	0.9	—
Long-term incentive compensation expense	(2.5)	—	(2.5)
Amortization of intangible assets (3)	(7.1)	7.1	—
Special charges, net	(0.1)	—	(0.1)
Other operating expense, net (4)	(1.9)	1.9	—
Operating income	27.2	15.0	42.2

Other income (expense), net (5)	(1.7)	2.9	1.2
Interest expense, net	(2.0)	—	(2.0)
Income from continuing operations before income taxes	23.5	17.9	41.4
Income tax provision (6)	(4.4)	(4.0)	(8.4)
Income from continuing operations	19.1	13.9	33.0

Diluted shares outstanding	46.289		46.289

Earnings per share from continuing operations	$0.41		$0.71

(1) Adjustment represents the removal of acquisition and strategic/transformation related expenses ($4.0), costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes ($0.2), as well as a reclassification of transition services income ($0.9) from “Other income (expense), net.”

(2) Adjustment represents the removal of an inventory step-up charge related to the ITL acquisition of $0.9 within the Detection & Measurement reportable segment.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $2.7 and $4.4 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of (i) a charge of $2.3 related to revisions of recorded liabilities for asbestos-related claims and (ii) a gain of $0.4 related to a revision of the liability associated with contingent consideration on a recent acquisition.

(5) Adjustment represents the removal of a pension plan settlement and mark-to-market pension losses of $3.8, partially offset by the reclassification of income related to a transition services agreement ($0.9) to “Corporate expense.”

(6) Adjustment represents the tax impact of items (1) through (5) above.